EXHIBIT 32



                             BISON INSTRUMENTS, INC.
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


The undersigned, Edward G. Lampman, the Chief Executive Officer and Chief Financial Officer of Bison Instruments, Inc. (the "Company"), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB/A for the quarterly period ended April 30, 2004 (the "Report").

The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date:  February 16, 2005


                                        /s/ Edward G. Lampman
                                        ----------------------------------------
                              Title: Chief Executive Officer, Chief Financial Officer and Director